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                                                                   EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT

This Agreement is dated this 16 day of January, 2001, between Surety Capital Corporation (the "Company"), Surety Bank, National Association (the "Bank") and Charles M. Ireland ("Employee").

1. That certain Change in Control Agreement dated October 18, 1999 between the Company, the Bank and Employee is hereby terminated and is of no further force and effect.

2. Employee is currently employed by the Company and the Bank in the following capacities: Chairman of the Board, President and Chief Executive Officer of the Bank and the Company.

3. In the event the employment of Employee is terminated by the Company and the Bank for any reason whatsoever, other than for Cause (defined below), or Employee terminates his employment with the Company and the Bank with Good Reason (defined below), the Company and the Bank shall collectively pay to Employee a lump sum cash payment in an amount equal to Employee's annual base salary (but excluding all other compensation, including bonuses and fringe benefits) in effect immediately before the effective day of termination of employment of Employee (the "Annual Base Salary").

4. In the event (a) Employee voluntarily terminates his employment with the Company or the Bank for any reason other than Good Reason and (b) within two
(2) months following such termination of employment, either (i) Employee for any reason does not accept employment with another employer or (ii) Employee accepts employment with another employer at an annual base salary less than Employee's Annual Base Salary, then the Company and the Bank shall collectively pay Employee a lump sum cash payment in an amount equal to one-sixth (1/6th) of Employee's Annual Base Salary.

5. The lump sum payment pursuant to Paragraph 3 or 4 shall be collectively paid by the Company and the Bank by certified check on the date of termination of employment pursuant to Paragraph 3 and no later than two (2) months following the date of termination of employment pursuant to Paragraph 4 and shall be reduced by any deductions or withholdings required under applicable law.

6.   For purposes of this Agreement:

(a) "Cause" shall mean any act that is materially adverse to the best interests of the Company or the Bank that constitutes, on Employee's part, common law fraud, a felony or other gross malfeasance of duty.
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(b)  "Good Reason" shall mean: (i) a material reduction of Employee's duties, responsibilities and status with the Company or the Bank as they existed as of January 1, 2001, (ii) a reduction of Employee's base salary from that in effect as of January 1, 2001, with any subsequent increases, or (iii) the relocation of Employee's offices to offices of the Company or the Bank more than thirty miles from Employee's office location as of January 1, 2001, at 1501 Summit Avenue, Fort Worth, Texas. Anything herein to the contrary notwithstanding, a reduction in the duties and responsibilities of Employee, a change in Employee's titles, a modification of Employee's reporting obligations, or any other reductions in the duties, responsibilities and status of Employee with the Company or the Bank will not constitute a "material reduction" for purposes of this Paragraph 6(b), so long as Employee remains an officer with the Company and the Bank with a title of President or Executive Vice President (but not less than the third highest ranking officer of the Company and the Bank in responsibility and authority under the internal policies of the Company and the Bank, behind only the Chairman of the Board and the Chief Executive Officer), and with duties, responsibilities, status, authority and reporting obligations consistent with such title.

7. The lump sum payment provided for in this Agreement shall be in addition to Employee's Annual Base Salary through the date of termination of employment and any benefits payable to Employee under any employee benefit plan then in effect.

8. This Agreement constitutes the only agreement between the parties relating to the subject matter of this Agreement and no prior or contemporaneous representations, promises, understandings or agreements, oral or otherwise, not herein contained shall be of any force or effect.

9. Any notice required or permitted by any party to this Agreement shall be in writing and may be delivered personally to the party being given notice or to the person in charge of the office of the party being given such notice or by certified mail, return receipt requested, at the party's address indicated below, and any notice will be effective upon delivery in the case of personal delivery and upon deposit in the mail, postage prepaid, in the case of delivery by mail. The addresses of the parties are as follows:

          COMPANY:       Surety Capital Corporation
                         1501 Summit Avenue
                         Fort Worth, Texas 76102

          BANK:          Surety Bank, National Association
                         1501 Summit Avenue
                         Fort Worth, Texas 76102

          EMPLOYEE:      Charles M. Ireland
                         7408 Trinity Ranch Road
                         Benbrook, Texas 76126
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The names and addresses of persons to receive notice as stated in this
Paragraph 9 may be changed by notice given in accordance with this Paragraph 9.

10. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

11. This Agreement may be amended only by an instrument in writing signed by all the parties.

12. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance. In lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

13. If any action at law or in equity is necessary to enforce or construe this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, costs and other disbursements reasonably incurred in such action in addition to all other relief to which the prevailing party may be entitled.

14. This Agreement is binding upon and inures to the benefit of the parties, their successors and permitted assigns. The Company and the Bank shall be jointly and severally responsible for their obligations under this Agreement.

15. This Agreement and the rights and obligations hereunder are not assignable without the prior written consent of the other party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, and their respective heirs, legal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

16. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effect the purposes of this Agreement.

17. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Texas.

18. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become binding upon the parties hereto when one or

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more counterparts of this Agreement, individually or taken together, bear the signatures of all of the parties hereto.

19. This Agreement shall not obligate the Company or the Bank to employ Employee for a definite period of time. Employee's employment by Bank and the Company remains on an at-will basis.

Executed as of the date first above written.

COMPANY:                             SURETY CAPITAL CORPORATION


                                     By:  /s/ Richard N. Abrams

                                     Its: Chairman and CEO


BANK:                                SURETY BANK, NATIONAL ASSOCIATION

                                     By:  /s/ Richard N. Abrams

                                     Its: Chairman and CEO


EMPLOYEE:                            /s/ Charles M. Ireland

                                     Charles M. Ireland